FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549





                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): January 30, 1996




                                  EDITEK, INC.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


        1-11394                                          95-3863205
(Commission File Number)                     (IRS Employer Identification No.)


1238 Anthony Road
Burlington, North Carolina                                        27215
(Address of principal executive offices)                       (Zip Code)


                                 (910) 226-6311
              (Registrant's telephone number, including area code)

Item 2.  Acquisition or Disposition of Assets.

         The Registrant entered into an agreement (the "Asset Purchase Agreement") dated as of July 1, 1995, as amended by Amendment Agreements dated as of January 2, 1996 and January 30, 1996 (the "Amendment Agreements") (collectively, the "Purchase Agreement") with MedTox Laboratories, Inc. ("MedTox"), a Minnesota corporation involved in the performance of toxicological testing services, including forensic, medical, biological and pharmacological toxicology, to acquire substantially all of the assets of MedTox. By agreement dated as of January 10, 1996, the Registrant assigned its rights to purchase the assets to Psychiatric Diagnostic Laboratories of America, Inc. ("Psychiatric"), a Delaware corporation and a wholly-owned subsidiary of Princeton Diagnostic Laboratories of America, Inc., a Delaware corporation and a wholly-owned subsidiary of the Registrant. On January 30, 1996 (the "Closing Date") the Registrant closed the MedTox acquisition.

         The Registrant intends to use the assets acquired from MedTox to continue the toxicological testing business formerly conducted by MedTox. The Registrant believes that the acquisition of the MedTox assets will enable the Registrant to expand substantially its toxicological testing presence in the United States and Canada and to obtain cost savings from the Registrant's current laboratory operations. The Registrant has hired 247 former employees of MedTox, which brings to 362 the number of employees of the Registrant.

         The terms of the MedTox Transaction and the related Preferred Stock financing were negotiated at arms' length, and no material relationship exists between MedTox and the Registrant or between MedTox and Psychiatric.

         Set forth below is a summary of some of the material terms of the Purchase Agreement and other transactions related thereto (collectively, the "MedTox Transaction"), which summary should be read in conjunction with the full terms of the Purchase Agreement and other related agreements, copies of which are included as exhibits hereto and are incorporated herein in their entirety.

         Upon closing, the Registrant's assignee, Psychiatric, acquired substantially all of the assets of MedTox, including all the tangible and intangible assets (other than cash in bank accounts) owned by MedTox as of the closing, including, without limitation, all accounts receivable, all inventory, equipment, contracts, leases, subleases, licenses, customer and supplier lists, certain business records, trade secrets, tradenames and marks and other intellectual property. Certain of the liabilities of MedTox were also assumed by the Registrant and Psychiatric in connection with the acquisition, as more fully described in the Agreement.

         The Purchase Agreement provides for a purchase price for the MedTox assets of $24,000,000, of which (i) $19,000,000 was paid in cash and (ii)
$5,000,000 was paid in the form of 2,517,306 shares ("MedTox Shares") of the Common Stock of the Registrant, par value $.15 per share (the "Common Stock"), which number of shares is subject to upward adjustment as described below in "Additional Shares For MedTox Shareholders." The cash portion of the purchase price was financed by the Registrant through sale of 380 shares of Series A Convertible

Preferred Stock ("Series A Preferred Stock") and debt financing from Heller Financial, Inc. ("Heller") (the "Debt Financing.") In addition, the Registrant sold an additional 235,295 shares of common stock to Dr. Harry McCoy, a Medtox shareholder, (the "McCoy Shares"), and 27 shares of Series A Convertible Preferred Stock for working capital purposes bringing the total number of Series A Preferred Shares sold to
407. The material terms of the Series A Preferred Stock and the Debt Financing are described below.

Additional Shares For MedTox Shareholders

         The Purchase Agreement provides that, if after the Closing Date the market value of the Common Stock of the Registrant declines below $1.986 per share, the Registrant will issue additional shares of Common Stock ("Additional Shares") to shareholders of MedTox who retain their shares of Common Stock through four specified dates (the "Repricing Dates") to compensate the MedTox shareholders for decreases after the closing of the MedTox Transaction in the market price of the Common Stock of the Registrant below $1.986 per share. The Repricing Dates are the fifth trading day following the date the Registrant issues press releases announcing its financial performance for the fiscal quarters ending on March 31, 1996, September 30, 1996 and September 30, 1997 and the fiscal year ending on December 31, 1996. Because the number of Additional Shares that may become issuable is tied to decreases in the market price of the Common Stock, the number of Additional Shares issuable in the future in connection with the MedTox Transaction cannot be determined at this time and will depend upon changes in the market price of the Common Stock, as well as the extent to which MedTox shareholders retain the MedTox shares on each of the Repricing Dates. Substantial sales of shares of Common Stock by the MedTox shareholders or purchasers of Series A Preferred Stock may have a material adverse effect on the market price of the Common Stock of the Registrant, which would increase the number of Additional Shares issuable to MedTox shareholders on the Repricing Dates.

Debt Financing

         To obtain funds necessary to complete the MedTox Transaction and to provide for the Registrant's working capital needs, the Registrant and its affiliated entities, Psychiatric and diAGnostix, Inc., a Delaware corporation and a wholly-owned subsidiary of the Registrant, entered into a credit facility consisting of two term loans in the amount of $2,000,000 each, one with an eighteen-month term and the other with a three-year term, and a revolving line of credit of up to $7,000,000 (the "Credit Facility") with the amount available under the Credit Facility dependent upon the amount of assets available to secure borrowings under the Credit Facility. As of January 30, 1996 approximately $2,900,000 million was available under the Credit Facility, of which approximately $1,000,000 has been drawn down by the Registrant. The closing for the term loans and the Credit Facility occurred on January 30, 1996.

         In connection with the Debt Financing, the Registrant and its subsidiaries have granted Heller a security interest in substantially all their assets and have agreed to comply with many financial and other covenants which restrict operations of the Registrant and its subsidiaries, including the ability to pay dividends. These security interests and covenants are contained in agreements attached as exhibits hereto.

Series A Preferred Stock

         The 407 shares of Series A Preferred Stock were sold for $50,000 per share with the initial sales occurring on January 30, 1996 (the "Initial Issuance Date"). Each share of Series A Preferred Stock is convertible into shares of Common Stock, at any time on or after March 30, 1996 (60 days after the Initial Issuance Date). On the second anniversary of the Initial Issuance Date conversion rights terminate and any remaining shares of Series A Preferred Stock will be automatically converted, unless the holder provides the Registrant with prior written notice that conversion is not desired.

         The number of shares of Common Stock issuable upon conversion of a share of Series A Preferred Stock will equal the number derived by dividing (i) the purchase price of the Series A Preferred Stock ($50,000 per share) by (ii) the lower of (x) $2.775 or (y) 75% of the Market Price of the Common Stock on the day the shares of Preferred Stock are converted into Common Stock. "Market Price" is defined for this purpose as the daily average of the closing bid prices quoted on the American Stock Exchange or other exchange on which the Common Stock is traded for the five trading days immediately preceding the date the shares are converted. Accordingly, a minimum of 7,333,333 shares of Common Stock are issuable upon conversion of the 407 outstanding shares of Series A Preferred Stock. However, the actual number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock will not be known until the time of issuance of such Common Stock. Substantial sales of Common Stock by the MedTox shareholders and purchasers of Series A Preferred Stock may have a material adverse effect on the market price of the Registrant's Common Stock, which would increase the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock.

         The Series A Preferred Stock has a liquidation preference and a 9% annual dividend (cumulative until December 31, 1997) and very limited voting rights, as described in the Amended Certificate of Designations of Preferred Stock, a copy of which is attached as an Exhibit hereto.

Resales of Securities

         The Registrant has issued the 2,517,306 MedTox Shares, 235,295 McCoy Shares and 104 shares of Series A Preferred Stock pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the 1933 Act"), afforded by Regulation D of the Securities and Exchange Commission (the "Commission").

         The Registrant has agreed to use its best efforts to register for resale with the Commission the Common Stock issuable upon conversion of such shares of Series A Preferred Stock (the "Conversion Shares"), the MedTox Shares, the Additional Shares (as defined above), the McCoy Shares and 586,667 shares of Common Stock issuable pursuant to warrants issued as compensation to Shoreline Pacific for investment banking services in connection with sales of Series A Preferred Stock.

         In addition, 303 shares of Series A Preferred Stock were sold by the Registrant pursuant to Regulation S of the Commission (the "Offshore Offering"). The Registrant does not expect to file a registration statement with respect to these shares of Series A Preferred Stock.

         Regulation S generally provides that offers or sales that occur outside the United States and in compliance with the requirements thereof are not subject to the registration requirements of the Act. Subject to certain restrictions and conditions set forth therein, Regulation S is available for offers and sales to investors that are not in the U.S. Such offshore investors who purchase the shares of Series A Preferred Stock in the Offshore Offering pursuant to Regulation S are not permitted to transfer such shares or Conversion Shares to a U.S. Person (defined generally as a resident of the U.S. or an entity organized under the laws of the U.S.) for a period of at least 40 days after February 2, 1996, the closing of the Offshore Offering (the "Restricted Period"). Resales to buyers who are not U.S Persons are permitted at any time.

         After the expiration of the Restricted Period, investors who purchased shares of Series A Preferred Stock in the Offshore Offering may sell such shares or Conversion Shares in the U.S., but only if such shares are registered or an exemption from registration is available. Accordingly, beginning on March 30, 1996 (the first day any investor will be able to convert shares of Series A Preferred Stock into shares of Common Stock), to the extent that any offshore investors have converted their shares of Series A Preferred Stock into Common Stock, such offshore investors will also be able to sell such Common Stock in the U.S. if the shares are registered or an exemption is available.

         The investors participating in the Offshore Offering who can resell in accordance with Regulation S do not have registration rights to require the Registrant to register for resale the Conversion Shares issuable upon conversion of shares of Series A Preferred Stock. Therefore, sales of Conversion Shares for such offshore investors must be made in compliance with an exemption from registration. The stock certificates for the Conversion Shares will not contain restrictive securities legends. Consequently, the Registrant will not be able to prevent resales of Series A Preferred Stock or Conversion Shares by offshore investors and each offshore investor will make its own determination whether such sales qualify for exemptions from registration.

         If substantial sales of the Registrant's Common Stock occur, whether by the investors in the Offshore Offering or by U.S. investors pursuant to the registration statement or otherwise, such sales could have a material adverse affect on the market price of the Registrant's Common Stock.

Item 5.  Other Events.

         Effective January 31, 1996, the Board of Directors of the Registrant elected two additional members to the Board of Directors of the Registrant, bringing the total number of Directors to six. Dr. Harry McCoy was the President and Co-Founder of MedTox. Dr. McCoy received his Bachelors Degree in Biology from the University of California, San Diego and a Doctorate in Pharmacy from the University of California, San Francisco. He conducted his clinical
internship at the Stanford Medical  Center,   University  of  California  and
pursued  his   Post-Doctoral Fellowship in  Pharmacokinetics  with the
University of Minnesota where he held joint faculty appointments at the University of Minnesota College of Pharmacy and the Section of Clinical Pharmacology at the St. Paul-Ramsey Medical Center.

         Mr. George Masters is Vice Chairman, President and Chief Executive Officer of Seragen, Inc. Mr. Masters has spent his entire business career in the healthcare industry, including 20 years with Warner-Lambert. He left Warner-Lambert in 1983 as a Group President, and for the past 12 years has held senior management positions with a number of biotechnology companies. Mr. Masters has been a board member of approximately fifteen medically oriented companies and currently serves as a member of the Board of Directors of: CME Telemetrix, Hemosol, Inc., ImmuCell Corporation, Intelligent Medical Imaging, and Seragen. Mr. Masters is on the Board of Directors of the Biotechnology Industry Organization in Washington, DC and serves on its Executive Committee. He is on the Board of Visitors of Boston University School of Medicine and the Board of Associates of the Whitehead Institute for Biomedical Research at MIT. He also acts as an investment advisor to three venture capital funds.

Item 7.  Financial Statements and Exhibits.

         (a)      Financial statements.

                  Audited Consolidated Balance Sheets, Statements of Operations and Cash Flows for MedTox Laboratories, Inc. for fiscal years ended December 31, 1993 and December 31, 1994. (Incorporated by reference to the Registrant's Proxy Statement dated September 25, 1995.)

                  Interim Consolidated Balance Sheets, Statements of Operations and Cash Flows for MedTox Laboratories, Inc. for the nine months ended September 30, 1995.

         (b)      Pro Forma Financial Information.

                  EDITEK, Inc. and MedTox Laboratories, Inc. Pro Forma Condensed Balance Sheet as of September 30, 1995 and Statements of operations for fiscal year ended December 31, 1994 and Nine Months ended September 30, 1995.

         (c)      Exhibits.

                  3.1 Amended Certificate of Designations of Series A Convertible Preferred Stock.

                  10.1 Asset Purchase Agreement dated as of July 1, 1995 between EDITEK, Inc. and MedTox Laboratories, Inc.

                  10.2 Amendment Agreement dated as of January 2, 1996 between EDITEK, Inc. and MedTox Laboratories, Inc.

                  10.3 Amendment Agreement dated as of January 30, 1996 among the Registrant, MedTox Laboratories, Inc. and Psychiatric Diagnostic Laboratories of America, Inc.

                  10.4 Loan and Security Agreement (together with the Exhibits and Schedules thereto) by and between the Registrant, Psychiatric Diagnostic Laboratories of America, Inc., diAGnostix, Inc. and Heller Financial, Inc., dated January 30, 1996.

                  10.5 Term Note A executed by the Registrant, Psychiatric Diagnostic Laboratories of America, Inc. and diAGnostix in favor of Heller Financial, Inc., dated January 30, 1996.

                  10.6 Term Note B executed by the Registrant, Psychiatric Diagnostic Laboratories of America, Inc. and diAGnostix in favor of Heller Financial, Inc., dated January 30, 1996.

                  10.7 Assignment for Security (Patents) executed by the Registrant in favor of Heller Financial, Inc., dated January 30, 1996.

                  10.8     Assignment   for   Security  -  EDITEK   (Trademarks)
                           executed  by  the   Registrant  in  favor  of  Heller
                           Financial, Inc., dated January 30, 1996; and

                  10.9 Assignment for Security - Princeton (Trademarks) executed by Princeton Diagnostic Laboratories of America, Inc. in favor of Heller Financial, Inc., dated January 30, 1996.

                  10.10    Lease Agreement between MedTox Laboratories, Inc.
                           and Phoenix Home Life Mutual Insurance Company, dated April 1, 1992, and amendments to such lease.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    EDITEK, INC.



Date:  February 7, 1996          By:      /s/ Peter J. Heath
                                 Name:    Peter J. Heath
                                 Title:   Vice President of Finance
                                          and Chief Financial Officer

                                  EXHIBIT INDEX



  Exhibit No.                                      Description
      (a)         Interim Consolidated Balance Sheets, Statements of Operations and Cash Flows for MedTox
                  Laboratories, Inc. for the nine months ended September 30, 1995.

      (b)         EDITEK, Inc. and MedTox Laboratories, Inc. Pro Forma Condensed Balance Sheet as of
                  September 30, 1995 and Statements of Income for fiscal year ended December 31, 1994 and Nine Months ended September 30, 1995.

      3.1         Amended Certificate of Designations of Series A Convertible Preferred Stock.

      10.1        Asset Purchase Agreement dated as of July 1, 1995 between EDITEK, Inc. and MedTox
                  Laboratories, Inc.

      10.2        Amendment Agreement dated as of January 2, 1996 between EDITEK, Inc. and MedTox
                  Laboratories, Inc.

      10.3        Assignment Agreement dated as of January 10, 1996 among the Registrant, MedTox
                  Laboratories, Inc. and Psychiatric Diagnostic Laboratories of America, Inc.

      10.4        Loan and Security  Agreement  (together  with the Exhibits and Schedules  thereto) by  and between the Registrant, Psychiatric Diagnostic Laboratories of America, Inc., diAGnostix,
                  Inc. and Heller Financial, Inc., dated January 30, 1996.

      10.5        Term Note A executed by the Registrant, Psychiatric Diagnostic Laboratories of America,
                  Inc. and diAGnostix in favor of Heller Financial, Inc., dated January 30, 1996.

      10.6        Term Note B executed by the Registrant, Psychiatric Diagnostic Laboratories of America,
                  Inc. and diAGnostix in favor of Heller Financial, Inc., dated January 30, 1996.

      10.7        Assignment for Security  (Patents)  executed by the Registrant in favor of
                  Heller Financial, Inc., dated January 30, 1996.

      10.8        Assignment for Security - EDITEK (Trademarks) executed by the Registrant in favor of
                  Heller Financial, Inc., dated January 30, 1996.

      10.9        Assignment for Security - Princeton (Trademarks) executed by Princeton Diagnostic
                  Laboratories of America, Inc. in favor of Heller Financial, Inc., dated January 30, 1996.

     10.10        Lease Agreement between MedTox Laboratories, Inc. and Phoenix Home Life Mutual Insurance
                  Company, dated April 1, 1992, and amendments to such lease.


Exhibit (a)

                           MEDTOX LABORATORIES, INC.
                                 AND SUBSIDIARY
                           Consolidated Balance Sheet



                                                                     9/30/95            12/31/94
                                                                 --------------------------------
                                                                   (unaudited)
Current assets:
     Cash and cash equivalents                                      $  2,034,921    $    526,512
     Accounts receivable, less allowance for
       doubtful accounts                                               3,438,523       2,966,466
     Laboratory supplies                                                 310,395         413,301
     Prepaid expenses and other current assets                           179,386         107,622
                                                                 --------------------------------
     Total current assets                                              5,963,225       4,013,901

Property and equipment:
     Laboratory equipment                                              4,736,097       4,108,629
     Office furniture and fixtures                                       372,764         370,685
     Leasehold improvements                                              543,277         426,017
     Transportation equipment                                            315,819         304,891
                                                                 --------------------------------

     Total property and equipment                                      5,967,957       5,210,222
     Less accumulated depreciation                                   (4,169,368)     (3,700,312)
                                                                 --------------------------------
     Net property and equipment                                        1,798,589       1,509,910

Other assets, net of related amortization:
     Software                                                             66,505          84,242
     Goodwill                                                              5,331           9,022
     Deposits and other                                                   18,629          19,596
                                                                 --------------------------------
     Total other assets                                                   90,465         112,860

                                                                 --------------------------------

     Total assets                                                   $  7,852,279    $  5,636,671
                                                                 ================================

Current Liabilities

     Accounts payable                                              $     639,451   $      98,218
     Accrued salary and wages                                            287,724         335,120
     Accrued expenses                                                  1,114,215         761,700
     Restructuring accrual, current portion                              258,070         258,070
     Current portion of long-term debt                                   501,710         437,755
                                                                 --------------------------------
     Total current liabilities                                         2,801,170       1,890,863

Restructuring accrual, long-term portion                                 514,173         659,795
Long-term debt (net of current portion)                                  591,525         518,563
Minority interest in subsidiary
                                                                             210             210
                                                                 --------------------------------

     Total liabilities                                                 3,907,078       3,069,431

Stockholder's equity:
     Common stock, $1 par value per share, 50,000 shares
       authorized; 29,658 issued and outstanding                          29,658          29,658
     Additional paid-in capital                                          600,033         600,032
     Retained earnings                                                 3,315,510       1,937,550
                                                                 --------------------------------
     Total stockholders' equity                                        3,945,201       2,567,240

Total liabilities and stockholders' equity                          $  7,852,279    $  5,636,671
                                                                 ================================

                           MEDTOX LABORATORIES, INC.
                                 AND SUBSIDIARY
                 Unaudited Consolidated Statement of Operations




                                                 Nine Months      Nine Months
                                                    Ended            Ended
                                                   9/30/95          9/30/94
                                               ---------------------------------
Revenues                                            $17,019,777     $16,575,770
Pass through costs                                  (1,669,418)     (1,664,776)
                                               ---------------------------------
Net revenues                                         15,350,359      14,910,994

Cost of revenues:
     Supplies                                         3,013,015       3,233,910
     Direct labor                                     2,652,051       2,201,928
     Laboratory overhead                              1,259,848
                                                                              -
                                               ---------------------------------
Total cost of sales                                   6,924,914       5,435,838

Gross profit                                          8,425,445       9,475,156

Operating expenses:
     Distribution expenses                            1,839,941               -
     Sales and marketing expenses                       707,987         638,483
     Client support expenses                          1,413,822       2,557,649
     MIS expenses                                       144,980         103,800
     General and administrative expenses              1,616,389       3,709,373
                                               ---------------------------------
     Total operating costs                            5,723,119       7,009,305

Other income (expense)
     Other Income                                         1,112           4,000
     Interest expense                                 (139,156)       (109,410)
                                               ---------------------------------
     Total other income (expense)                     (138,044)       (105,410)

                                               ---------------------------------

Net income                                         $  2,564,282    $  2,360,441
                                               =================================


Pro forma income data:
     Net income as reported                        $  2,564,282    $  1,613,686
     Pro forma adjustment to record
         provision for income taxes                     971,863         611,587
                                               ---------------------------------

     Pro forma net income                          $  1,592,419    $  1,002,099
                                               =================================

     Pro forma net income per share              $        53.71    $      33.95
                                               =================================

                          MEDTOX LABORATORIES, INC.
                               AND SUBSIDIARY
                Unaudited Consolidated Statement of Cash Flows





                                                                           Nine Months      Nine Months
                                                                              Ended            Ended
                                                                             9/30/95          9/30/94
                                                                        -----------------------------------

Reconciliation of net income to net cash provided by operating activities:
        Net income                                                          $   2,564,282    $   2,360,441
        Adjustment to reconcile net income to net cash
           provided by operating activities:
              Depreciation and amortization                                       536,659          468,000
              (Gain) loss on sale of assets                                       (1,112)          (4,000)
        Changes in operating assets and liabilities:
              Accounts receivable                                               (472,057)        (311,655)
              Laboratory supplies                                                 102,906          167,056
              Prepaid and other current assets                                   (71,764)          168,965
              Accounts payable                                                    517,707        (848,245)
              Accrued expenses, salaries and wages                                183,020          558,706
                                                                        -----------------------------------

Net cash provided by operating activities                                   $   3,359,641    $   2,559,268

Cash flows from investing activities:
     Purchases of property and equipment                                   $    (670,928)   $    (462,248)
     Purchases of intangible assets and software                                (132,982)         (33,335)
     Proceeds from sale of equipment                                                1,112            4,000
     Decrease in deposits and other assets                                            967           19,157
                                                                        -----------------------------------

Net cash used in investing activities                                      $    (801,831)   $    (472,426)

Cash flows from financing activities:
     Proceeds from long-term debt                                           $     478,000    $     124,619
     Net decrease in line of credit                                                     -         (500,000)
     Payments on long-term debt                                                 (341,083)        (724,890)
     Proceeds from the issuance of common stock                                         -           31,200
     Distributions to stockholders                                            (1,186,318)                -
                                                                        -----------------------------------

Net cash used in financing activities                                      $  (1,049,401)   $  (1,069,071)

Net increase in cash and cash equivalents                                   $   1,508,409    $   1,017,771
Cash and cash equivalents, beginning of year                                $     526,512   $       27,977
                                                                        -----------------------------------

Cash and cash equivalents, end of year                                      $   2,034,921    $   1,045,748
                                                                        ===================================


EXHIBIT (b)

The following unaudited pro forma consolidated balance sheet as of September 30, 1995, and the unaudited pro forma consolidated statements of operations for the nine months ended September 30, 1995 and the year ended December 31, 1994, give effect to the acquisition of MEDTOX by EDITEK using the purchase method. The unaudited pro forma consolidated financial information is based on the historical financial information of EDITEK and MEDTOX as of September 30, 1995 and the pro forma adjustments described in the notes thereto. There are no pro forma adjustments to other amounts reflected in the historical financial statements of MEDTOX as management believes that the historical costs assigned to MEDTOX assets and liabilities approximate fair value.

         Information was prepared as if the acquisition was effected as of September 30, 1995 in the case of the unaudited pro forma consolidated balance sheet; as of January 1, 1994 in the case of the September 30, 1995 and December 31, 1994 unaudited pro forma statements of operations. The unaudited pro forma financial statements may not be indicative of the results that actually would have occurred if the acquisition had been in effect on the dates indicated or which may be obtained in the future. The unaudited pro forma financial information should be read in conjunction with the financial statements and other financial data of EDITEK and MEDTOX.

                               EDITEK AND MEDTOX
                     UNAUDITED CONSOLIDATED BALANCE SHEETS
                               September 30, 1995
                     (In Thousands except per share amounts)


                                                                      Historical                             Proforma
                                                      -------------------------------   ------------------------------------
                                                         EDITEK           MEDTOX          Adjustments        Consolidated
                                                      -------------    --------------   ----------------   -----------------
ASSETS:
Cash and Cash Equivalents                               $      416        $    2,035      $         934 (a)  $        3,385
Accounts Receivable, net                                     1,308             3,439                  -               4,747
Inventory and Supplies                                         868               310                  -               1,178
Other Current Assets                                           741               179               (500)(a)             420
                                                      -------------------------------   ----------------   -----------------
      Total Current Assets                                   3,333             5,963                434               9,730

Property and Equipment                                       7,512             5,968                  -              13,480
Accumulated Depreciation                                   (6,704)           (4,169)                  -            (10,873)
                                                      -------------------------------   ----------------   -----------------
     Property & Equipment, net                                 808            1,799                -               2,607

Other Assets                                                     -                85                  -                  85
Goodwill, net                                                3,241                 5             22,202 (c)          25,448
                                                      -------------------------------   ----------------   -----------------

     Total Non-Current Assets                                4,049             1,889             22,202              28,140
                                                      -------------------------------   ----------------   -----------------
Total Assets                                            $    7,382        $    7,852       $     22,636       $      37,870
                                                      =============    ==============   ================   =================


LIABILITIES AND STOCKHOLDERS' EQUITY:
Revolving line of credit                                $        -        $        -       $        990 (a)       $     990
Accounts Payable                                             1,139               639                  -               1,778
Accrued Expenses                                               333             1,402                112 (h)           1,847
Current Maturities of Long Term Debt                            82               502                831 (b)           1,415
Restructuring Accrual, Current Portion                           -               258                  -                 258
Other Current Liabilities                                       13                 -                  -                  13
                                                      -------------    --------------   ----------------   -----------------
      Total Current Liabilities                              1,567             2,801              1,933               6,301

Long Term Debt Obligations                                       -               592              2,075 (b)           2,667
Restructuring Accrual, Long Term Portion                         -               514                  -                 514
                                                                 -
Other Long Term Liabilities                                      -                 -                  -                   -
                                                      -------------    --------------   ----------------   -----------------
      Total Liabilities                                      1,567             3,907              4,008               9,482

Common Stock                                                 1,532                30                348 (e)           1,910
Addt. Paid-in Capital                                       33,631               600              2,595 (e)          36,826
Preferred Stock                                                  -                 -             19,000 (e)          19,000
Retained Earnings (Deficit)                               (29,172)             3,315            (3,315) (e)        (29,172)
                                                      -------------    --------------   ----------------   -----------------
                                                             5,991             3,945             18,628              28,564
Less: Treasury Stock and Other Contra Equity                  (176)                 -                  -               (176)
                                                      -------------    --------------   ----------------   -----------------
      Total Stockholders' Equity                             5,815             3,945             18,628              28,388
                                                      -------------    --------------   ----------------   -----------------
Total Liabilities and Shareholders' Equity              $    7,382        $    7,852       $     22,636       $      37,870
                                                      =============    ==============   ================   =================

See notes to unaudited pro forma consolidated financial statements

                           EDITEK AND MEDTOX
            UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
                  Nine Months Ended September 30, 1995
                (In Thousands except per share amounts)



                                                            Historical                              Proforma
                                                 ---------------------------------   ----------------------------------------

                                                     EDITEK           MEDTOX           Adjustments           Consolidated
                                                 ---------------------------------   -----------------     ------------------
Revenues                                           $       5,663    $      15,351      $           -                  21,014
Cost of sales                                              4,800            6,925              1,985 (g)              13,710
                                                 ---------------------------------   -----------------     ------------------
       Gross margin                                          863            8,426             (1,985)                  7,304

Operating expenses
   Research and development                                  669                -                   -                    669
   Selling, general and administrative                     2,852            5,723              (1,985) (g)             6,590
   Amortization                                              111                -                 833 (d)                944
                                                 ---------------------------------   -----------------     ------------------
       Total operating expenses                                                               (1,152)
                                                           3,632            5,723                                      8,203

Income (loss) before interest
   and other income                                      (2,769)            2,703               (833)                  (899)

Other income                                                   -                1                   -                      1
Interest expense                                            (21)            (139)               (206) (b)              (366)
                                                 ---------------------------------   -----------------     ------------------
      Net income (loss)                                  (2,790)            2,565            (1,039)                  (1,264)
Preferred stock dividend                                       -                -             1,283   (f)              1,283
                                                 ---------------------------------   -----------------     ------------------

Net income (loss) applicable to common
    shareholders                                  $      (2,790)   $        2,565     $       (2,321)       $        (2,546)
                                                 =================================   =================     ==================

Income (Loss) per common share                    $       (0.28)   $        86.51                           $         (0.20)
                                                 =================================                         ==================

Weighted average number of common
     shares outstanding                                9,915,427           29,650                                 12,432,733
                                                 =================================                         ==================

See notes to unaudited pro forma consolidated financial statements

                           EDITEK AND MEDTOX
            UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
                      Year Ended December 31, 1994
                (In Thousands except per share amounts)


                                                                 Historical                             Proforma
                                                         ----------------------------    ---------------------------------------

                                                            EDITEK        MEDTOX            Adjustments          Consolidated
                                                         ----------------------------     ----------------     -----------------


Revenues                                                   $     6,593    $   19,651        $     37 (g)          $       26,281
Cost of sales                                                    6,044         8,714           2,635 (g)                  17,393
                                                         ----------------------------     ----------------     -----------------
       Gross margin                                                549        10,937           (2,598)                 8,888

Operating expenses
   Research and development                                        729             -                    -                   729
   Selling, general and administrative                           3,194         7,576              (2,617) (g)             8,153
   Amortization                                                    147             -                1,110 (d)             1,257
   Restructuring costs                                               -           568                    -                   568
                                                         ----------------------------     ----------------     -----------------
       Total operating expenses                                  4,070         8,144              (1,507)                10,707

Income (loss) before interest
   and other income                                            (3,521)         2,793              (1,091)               (1,819)
Other income                                                         -            19                 (19) (g)                 -
Interest income(expense)                                          (25)         (218)                (368) (a)             (611)
                                                         ----------------------------     ----------------     -----------------
      Net income (loss)                                        (3,546)         2,594              (1,478)               (2,430)

Preferred stock dividend                                             -             -                1,710 (f)             1,710
                                                         ----------------------------     ----------------     -----------------

Net income (loss) applicable to common
    shareholders                                          $    (3,546)   $     2,594            $ (3,188)       $        (4,140)
                                                         ============================     ================     =================
Income (Loss) per common share                            $     (0.49)  $     87.87                             $         (0.43)
                                                         ============================                          =================

Weighted average number of common
     shares outstanding                                      7,204,244        29,520                                  9,595,685
                                                         ============================                          =================

See notes to unaudited pro forma consolidated financial statements

                                          EDITEK AND MEDTOX
                                         NOTES TO UNAUDITED
                             PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


a) EDITEK was able to close the $24 million acquisition of MEDTOX by raising $19 million from the issuance of 380 shares of Preferred Stock, borrowing approximately $5 million in the form of two term loans and a revolving line of credit and issuing $5 million of Common Stock of the Company to the shareholders of MEDTOX in the form of 2,517,306 shares of Common Stock. The Company did not acquire the cash on hand at MEDTOX at September 30, 1995 and was required to pay off the existing loans of MEDTOX and approximately $1.2 million in financing costs.

                                       Cash and Cash Equivalents
                                      (dollar amounts in thousands)

     Proceeds from issuance of
     Series A Preferred Stock                   $19,000
     Proceeds from debt:
           Term Loans                             4,000
           Credit Facility                          990

     Compensation to Investment
     Bankers                                     ( 1,262)

     Compensation for Placement
     of Debt                                    (    165)

     Payment of MedTox Notes:
              Current Portion                   (    502)
              Long Term Portion                 (    592)

     Payment to MedTox
     Shareholders                                (18,500)

     MedTox distribution of cash
     on hand at Medtox                          (  2,035)
                                             --------------
                                               $      934

Reduction of $500 in other Current Assets represents deposit previously paid to Medtox.

(b) Pro Forma adjustment to long term debt accounts are summarized as follows:

                                             Current         Long Term
                                             Portion         Portion

Elimination of Medtox's
  long term debt                            $ (502)          $  (592)
Issuance of term loans                       1,333             2,667
                                             -----------------------
                                            $  831           $ 2,075

The interest rates on the loans are as follows:

  Term Loan A            2.0% above Prime Rate
  Term Loan B            2.5% above Prime Rate
  Credit Facility        1.5% above Prime Rate

c) Goodwill representing the excess of the purchase price of $24 million over the fair value of the identifiable net assets of MedTox has been reflected and is comprised of the following:

                                         (dollar amounts in thousands)

Purchase price ............................................            $ 24,000
Costs related to acquisition ..............................                 400
Net assets acquired @ 9/30/95 .............................              (2,198)
                                                                       --------
                                                                       $ 22,202

     The allocation of the total amount of excess purchase price over the fair value of the assets is a preliminary allocation absent an appraisal of certain intangible assets.

d) Amortization is based on an effective date of the acquisition of MEDTOX of January 1, 1994 amortized over a twenty year period.

e) Pro Forma adjustment to stockholder's equity accounts are summarized as follows:


                                                      (dollar amounts in thousands)
                                                                        Additional
                                            Common      Preferred        Paid In         Retained
                                            Stock         Stock          Capital         Earnings

Elimination of MEDTOX'S equity accounts $       (30)  $         -   $         (600)   $   (3,315)
Issuance of Preferred Stock                        -         19,000          (1,427)           -
Issuance of Common Stock                         378           -              4,622           -
                                         -----------   ---------    ----------------  ----------
                                         $       348   $ 19,000     $        2,595    $  ( 3,315)


f) Dividend of 9% declared for $19 million of Preferred Stock issued and outstanding.

g) Adjustments   to  reclassify   certain   expenses  of  MEDTOX,   including
     distribution expenses to conform with the historical presentation of the financial statements of EDITEK. These reclassifications have no impact on the operating income of MEDTOX.


h)  Adjustment  to  reflect  Acquisition  costs are  expected  to  approximate
$400,000.